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                                                                      Exhibit 16

                         [ERNST & YOUNG LLP LETTERHEAD]



February 26, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Gentlemen:

We have read Item 4 of Form 8-K dated February 26, 2001 of Wilmington Trust Corporation and are in agreement with the statements made in the first sentence of paragraph one and the statements made in paragraphs two and three. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                             /s/ Ernst & Young LLP